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                                                                EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference into this registration statement of our reports dated February 7, 1995 on the financial statements of Red Lion, a California Limited Partnership, as of and for the two years ended December 31, 1994 included in the prospectus, which is part of the registration statement No. 333-13161, as amended, and to all references to our Firm incorporated by reference in this registration statement.




                                        Arthur Andersen LLP

Portland, Oregon
November 4, 1996